Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated June 12, 2015 with respect to the consolidated financial statements and internal control over financial reporting of America’s Car-Mart, Inc. included in the Annual Report on Form 10-K for the year ended April 30, 2015, which are incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

December 9, 2015